SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


    Date of report (Date of earliest event reported):  September 24, 1999


                                  ASHLAND INC.
             (Exact name of registrant as specified in its charter)


                                    Kentucky
                 (State or other jurisdiction of incorporation)

              1-2918                                     61-0122250
     (Commission File Number)                          (I.R.S. Employer
                                                      Identification No.)


50 E. RiverCenter Boulevard, Covington, Kentucky        41012-0391
     (Address of principal executive offices)           (Zip Code)


       P.O. Box 391, Covington, Kentucky                41012-0391
                (Mailing Address)                       (Zip Code)


    Registrant's telephone number, including area code (606) 815-3333

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    Item 5.  Other Events

     On September 27, 1999, Ashland Inc. announced that it has increased its existing unsolicited tender offer to purchase all outstanding shares of Superfos a/s to DKK 160 per share. The new tender offer expires October 11, 1999. The Board of Directors of Superfos has recommended the increased offer to its shareholders.
     On September 24, 1999, Ashland announced that it had entered into a conditional agreement with the European private equity fund, Industri Kapital, to sell to Industri Kapital the businesses of Superfos that are not related to Superfos' U.S. construction business. The agreement is, among other things, conditional upon the successful completion of Ashland's tender offer for Superfos.
     In a September 28, 1999 press release, Ashland estimated that its portion of the purchase price of Superfos would be about 55 to 60 percent of the enterprise value of Superfos. As of June 30, 1999, the enterprise value, including debt, of Superfos was approximately $877 million, subject to adjustment.
     The foregoing summary of the attached press releases is qualified in its entirety by the complete text of such documents, copies of which are attached hereto as Exhibit 99.1, 99.2 and 99.3.

Item 7.  Financial Statements and Exhibits

    (c)  Exhibits
          99.1     Press Release dated September 24, 1999.
          99.2     Press Release dated September 27, 1999.
          99.3     Press Release dated September 28, 1999.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ASHLAND INC.
                                        ----------------------------
                                            (Registrant)



    Date:   September 29, 1999         /s/ David L. Hausrath
                                       -------------------------------
                                       Name:     David L. Hausrath
                                       Title:    Vice President and
                                                 General Counsel

                                  Exhibit Index

  Exhibit No.

     99.1     Press Release dated September 24, 1999.
     99.2     Press Release dated September 27, 1999.
     99.3     Press Release dated September 28, 1999.